Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated April 14, 2007 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s ability to continue as a going concern) of Brightec, Inc. and to the reference to us under the heading “Experts” in the Registration Statement on Form SB-2 Amendment No. 1.

/s/ ROTENBERG MERIL SOLOMON BERTIGER & GUTTILLA, P.C.

Rotenberg Meril Solomon Bertiger & Guttilla, P.C.
Certified Public Accountants
Saddle Brook NJ
November 30, 2007